Exhibit 5.1
November 12, 2009
FirstEnergy Solutions Corp.
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890

Re:	FirstEnergy Solutions Corp. Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special counsel to FirstEnergy Solutions Corp., an Ohio corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the registration statement on Form S-4, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) up to $400,000,000 aggregate principal amount of 4.80% Senior Notes due 2015, $600,000,000 aggregate principal amount of 6.05% Senior Notes due 2021 and $500,000,000 aggregate principal amount of 6.80% Senior Notes due 2039 (collectively, the “Exchange Notes”) of the Company to be issued under an Indenture, dated August 1, 2009 (the “Original Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 1, 2009 (the “First Supplemental Indenture,” and together with the Original Indenture, hereinafter referred to as the “Indenture”) pursuant to an exchange offer (the “Exchange Offer”) by the Company described in the Registration Statement in exchange for a like principal amount of the issued and outstanding 4.80% Senior Notes due 2015, 6.05% Senior Notes due 2021 and 6.80% Senior Notes due 2039 (collectively, the “Original Notes”) previously issued under the Indenture and (ii) the guaranties by FirstEnergy Generation Corp. and FirstEnergy Nuclear Generation Corp. (the “Subsidiary Guarantors”), named in the First Supplemental Indenture, of the Exchange Notes pursuant to certain Guaranties, dated as of March 26, 2007 (the “Guaranties”). The Exchange Offer is being made in accordance with that certain Registration Rights Agreement, dated as of August 7, 2009 (the “Registration Rights Agreement”), by and between the Company and Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc., as representatives of the initial purchasers. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In our capacity as such special counsel, we have either participated in the preparation of or have reviewed and are familiar with the Registration Statement, including the prospectus

FirstEnergy Solutions Corp.
November 12, 2009

comprising a part thereof, the exhibits thereto, the Indenture, the Registration Rights Agreement, the Original Notes, the forms of the Exchange Notes and the Guaranties. In addition, we have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company and the Subsidiary Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.
     We have also assumed that each of the Company and the Subsidiary Guarantors is a corporation duly incorporated and validly existing in good standing under the laws of the State of Ohio, the Original Notes were and the Exchange Notes have been duly authorized for issuance by the Company’s board of directors and such authorization will not have been rescinded or modified prior to the issuance of the Exchange Notes, that the Exchange Notes will conform to the specimen thereof we have reviewed and that the Exchange Notes will be duly authenticated in accordance with the terms of the Indenture. We have also assumed that the Guaranties have been duly authorized, executed and delivered by the parties thereto and the due authorization, execution, issuance and delivery of the Indenture and authentication of the Original Notes by the Trustee and that the Original Indenture and First Supplemental Indenture are valid and binding obligations of the trustee, enforceable against the Trustee in accordance with their terms and that neither the issuance and delivery of the Exchange Notes nor the compliance by the Company with the terms of the Exchange Notes, the Registration Rights Agreement and the Indenture will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or government body having jurisdiction over the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Guarantors, all of which we assume to be true, correct and complete.
     Based on the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes have been duly executed by the Company and the affirmations of the Guaranties thereon, have been duly executed by the Subsidiary Guarantors, (iv) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and (v) the Exchange Notes and Guaranties have been issued and delivered by or on behalf of the Company and the Subsidiary Guarantors in accordance with the terms of the Indenture against the receipt of an equal principal amount of Original Notes surrendered in exchange thereof in accordance with the terms of the Exchange Offer, (a) the Exchange Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) the Guaranties of the Subsidiary

FirstEnergy Solutions Corp.
November 12, 2009

Guarantors will be valid and binding obligations of the Subsidiary Guarantors with respect to the Exchange Notes, enforceable against the Subsidiary Guarantors in accordance with their terms.
     The opinions and other matters in this letter are qualified in their entirety and subject to the following:
A.	We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) other than a review of (i) the Laws of the State of New York and (ii) the federal Laws of the United States of America. For purposes of this letter, the term “Included Laws” means the items described in clauses (i) and (ii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated by the Indenture, Registration Rights Agreement and Guaranties.

B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.	This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.
Very truly yours,
/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.